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Exhibit 10.65

                        AGREEMENT REGARDING PAY-TO-STAY

         This Agreement is entered into as of April 28, 2000, by and between Aastrom Biosciences, Inc., a Michigan corporation ("Employer"), and Brian Hampson ("Employee"), with respect to the following facts:

                                   RECITALS

         A.  Employer currently employs Employee.

         B. In the Fall of 1999, Employer was experiencing severe financing difficulties, such that Employer needed to substantially reduce operations and the number of its employees, and Employer was seeking to be acquired by a third party. Under these circumstances, Employer found it to be necessary to offer and enter into a "Pay to Stay Severance Agreement" with Employee, in order to induce Employee to remain employed by Employer through April 30, 2000.

         C. Pursuant to the Pay to Stay Severance Agreement, Employee is entitled to receive a six month salary severance payment (the "Payment Sum") upon termination of employment, so long as Employee remains employed through April 30, 2000. Since the Fall of 1999, Employer's financing position has improved, such that Employer's current focus is on growing and developing its business, rather than to principally pursue an acquisition transaction. Accordingly, Employer would like the employment of Employee to continue, and Employer does not want Employee to have an incentive to terminate employment in order to obtain the Payment Sum or to obtain full vesting of Employee's stock options.

         D. In view of the fact that Employee has been willing to remain in the employment of Employer during the past difficult months, and the fact that Employee has been supportive and instrumental in helping Employer attain its current position, Employer has concluded that Employee has now fully earned the Payment Sum.

         E. Pursuant to the Pay to Stay Severance Agreement, Employee was also entitled to an "Incentive Sale Bonus" based upon the net sales proceeds from a third party acquiring Employer.

         WHEREFORE, the parties hereto mutually agree as follows:

         1.  Severance Pay.  For and in consideration of the matters set forth
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herein, Employer hereby agrees to pay to Employee within the next thirty days the Payment Sum, less applicable payroll deductions.

         2.  Incentive Sale Bonus.  Employer and Employee hereby acknowledge and
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agree (i) that the Incentive Sale Bonus remains in effect and applicable to
Employer being acquired by (by sale or merger) another company and provided that Employee remains an employee of Employer through the completion of the acquisition transaction, (e.g. through approval by the shareholders of the merger transaction) excepting however, that such continued employment shall not be required or applicable if Employer terminates Employee's employment without cause.
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         3.  Stock Vesting.  The parties agree that for all unvested stock
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options granted by Employer to Employee prior to the date of this agreement, there shall be accelerated and immediate vesting as of the date of this agreement.

         4.  Acknowledgment of No Claims.  Employee hereby acknowledges and
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confirms that Employee has no claims against Employer, or any director, officer, shareholder or agent of Employer, with respect to any employment matters (except as set forth in this Agreement, and for ordinary course of business salary, fringe benefits, accrued vacation leave and reimbursement of customary business expenses incurred on behalf of Employer, all in the ordinary course of business). Further, Employee acknowledges and confirms that Employee's employment with Employer continues on an "at will" basis, with no expressed or implied continued duration of employment.

         5.  General.
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             a.  Excepting Section 2 ("Incentive Sale Bonus") as provided in
Section 2 of the Pay to Stay Severance Agreement entered into the Fall of 1999, the Pay to Stay Severance Agreement is hereby terminated in its entirety.

             b. This Agreement shall bind and inure to the benefit of the parties' successors, assigns, heirs and legal representatives.

             c. This Agreement may be modified, amended or superseded only by a written document signed by both parties.

             d. Employee acknowledges that this Agreement confers significant legal rights on Employee, and also involves Employee waiving other potential rights he/she might have under other agreements and laws. Employee acknowledges that Employer has encouraged Employee to consult with Employee's own legal, tax and financial advisors before signing this Agreement, and Employee acknowledges that Employee has had an adequate time to do so before signing this Agreement.

             e. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of April 28, 2000.

                                            EMPLOYER:

                                                 Aastrom Biosciences, Inc.

                                                 By: /s/ R. Douglas Armstrong
                                                 ----------------------------

                                            EMPLOYEE:

                                                 /s/ Brian Hampson
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                                                 Print Name: Brian Hampson